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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 22, 2001 (except for the matters discussed in Notes 2, 3, and 17, as to which the date is May 1, 2000), included in this Form 10-K/A, into the Company's previously filed Registration Statements on Form S-8 File No. 333-2914 and on Form S-3 File No. 333-57281.

                                        ARTHUR ANDERSEN LLP

Dallas, Texas
May 7, 2001